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                                   EXHIBIT 4.7

                        MODIFICATION TO CREDIT AGREEMENT

         This Modification to Credit Agreement (this "Modification") dated the 10th day of November, 2000 (this "Modification"), is made by and between WALL STREET DELI, INC., a Delaware corporation ("Borrower") and AMSOUTH BANK, an Alabama banking corporation ("Lender").

                                    RECITALS

         A. Borrower and Lender have heretofore entered into that certain Credit Agreement dated as of June 19, 1996, as amended by that certain Amended and Restated Credit Agreement dated February 2, 1999, that certain Modification to Credit Agreement dated October 25, 1999, that certain Modification to Credit Agreement dated October 29, 1999, that certain Modification to Credit Agreement dated November 30, 1999, that certain Modification to Credit Agreement dated January 27, 2000, and that certain Modification to Credit Agreement dated March 3, 2000 (the "Credit Agreement") pursuant to which the Lender agreed to make available to the Borrower a credit facility in the original maximum principal amount of $4,000,000 as evidenced by that certain Master Note from Borrower to Lender dated December 26, 1996, as amended by that certain Amended and Restated Master Note dated February 1, 1999, and that certain Note Modification Agreement dated October 25, 1999 (the "Note"). The Credit Agreement and Note shall hereinafter collectively be referred to as the "Credit Documents"). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Documents.

         B. Borrower has requested certain amendments to the Credit Documents, including, but not limited to, an extension of the Termination Date from October 31, 2000 to April 30, 2001. Lender has agreed to such amendments to the Credit Documents as more particularly set forth herein and requires this Modification as evidence thereof.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the Borrower and Lender agree as follows:

         1. The Recitals herein are true and correct.

         2. The Credit Agreement is hereby amended by deleting the definition of "Letter of Credit Borrowings" as the same appears in Section 1.2(t) in its entirety and inserting in lieu thereof the following:

                  (t) LETTER OF CREDIT BORROWINGS means as of any date the maximum aggregate amount that the Lender could be required to pay under drafts that could properly be drawn in compliance with the terms of all Letters of Credit outstanding on such date, except for drafts that have been drawn and paid and drafts under Letters of Credit which are secured by cash.

         3. The Credit Agreement is hereby amended by deleting Section 1.2 (aj) in its entirety and inserting in lieu thereof the following:

                  (aj) TERMINATION DATE means April 30, 2001, the maturity date of the Obligations, as such date may be extended from time to time pursuant to Section 2.5 or accelerated pursuant to Section 6.2.

         4. The Credit Agreement is hereby amended by deleting 2.3 (a) in its entirety and inserting in lieu thereof the following:


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                  (a) From the date hereof through December 31, 2000, the Note shall bear interest on the unpaid principal balance of the amount advanced thereunder from the date advanced at the rate of two percentage points (200 basis points) in excess of the Prime Rate per annum. From and after January 2, 2001, the Note shall bear interest on the unpaid principal balance of the amount advanced thereunder from the date advanced until payment in full at the rate of two and one-half percentage points (250 basis points) in excess of the Prime Rate per annum. All such accrued and unpaid interest shall be payable monthly on the first day of each month in each year, commending March 1, 2000, and until payment in full. Interest will be computed on an Annual/360 Day Basis. Any change in the interest rate on the Note because of a change in the Prime Rate shall take effect on the effective date of such change in the Prime Rate as announced to the Lender without notice to the Borrower and without any further action by the Lender.

         5. Borrower agrees that in addition to any financial statements and other financial information required under Section 5.5 of the Credit Agreement, Borrower shall provide to Lender monthly financial statements of the Borrower no later than the twentieth (20th) day of each month for the immediately preceding month.

         6. The Credit Agreement is hereby amended by deleting Section 5.15(a) in its entirety.

         7. The Credit Agreement is hereby amended by deleting Section 5.15(c) in its entirety and inserting in lieu thereof the following:

                  (c) DEBT SERVICE COVERAGE RATIO. Not permit its ratio of Net Income Available for Debt Service for any four consecutive fiscal quarters to (i) Interest Expense and Operating Lease Payments for such period plus (ii) Principal Maturities for the next succeeding four fiscal quarters following the date of determination plus (iii) 20% of the outstanding Obligations as of the date of determination to be less than 0.95 to 1.0 at any time. Debt Service Coverage Ratio shall be tested each fiscal quarter commencing December 31, 2000.

         8. The Credit Agreement is hereby amended by adding the following as
Section 5.15(o) thereto:

                  CURRENT RATIO. Maintain at all times a Current Ratio of at least 0.50 to 1.0. As used herein, "Current Ratio" shall mean the ratio of (a) Current Assets to (b) Current Liabilities. Current Ratio shall be tested each fiscal quarter. As used herein, "Current Assets" shall mean, at any date, the amount which, in conformity with GAAP consistent with the 1999 presentation, would be set forth opposite the caption "total current assets" (or any like caption) on Borrower's balance sheet. As used herein "Current Liabilities" shall mean, at any date, the amount which, in conformity with GAAP consistent with the 1999 presentation, would be set forth opposite the caption "total current liabilities" (or any like caption) on Borrower's balance sheet.

         9. The Credit Agreement is hereby amended by adding the following as
Section 5.15(p) thereto:

                  EBITDA. Not permit EBITDA to be less than $590,000 for any period of four consecutive fiscal quarters. EBITDA shall be tested each quarter commencing December 31, 2000. As used herein, "EBITDA" shall mean Borrower's earnings before interest, taxes, depreciation, amortization and non-cash charges arising from SFAS 121 (Impairment of Long Term Assets).

         10. The Credit Agreement is hereby amended by deleting Section 5.15(q) in its entirety.

         11. Notwithstanding anything to the contrary set forth in the Credit Documents, Lender hereby consents to the indebtedness of Borrower to General Electric Capital Corporation not exceeding $1,500,000 and to Amembal not exceeding $450,000.


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         12. Notwithstanding anything to the contrary set forth in the Credit
Documents, the obligations of Borrower pursuant to the Credit Documents are secured by certain collateral as more particularly set forth in that certain Security Agreement of even date herewith, that certain Assignment and Pledge of Deposit Accounts of even date herewith, and certain UCC-1 Financing Statements, each executed by Borrower and delivered to Lender.

         13. Borrower also agrees to pay the Lender a $9,562.50 renewal and modification fee, a fee equal to one hundred seventy-five (175) basis points of all Letter of Credit Borrowings, and to directly pay and reimburse the Lender for all expenses, including the reasonable fees and expenses of legal counsel, incurred by the Lender in connection with the preparation of the documentation to evidence this Modification.

         14. Borrower represents and warrants to the Lender that all representations and warranties given by the Borrower to the Lender in Article III of the Credit Agreement are true and correct as of the date hereof, except to the extent affected by this Modification.

         15. Except as herein modified, the Credit Agreement shall remain in full force and effect, and the Credit Agreement as so modified, is hereby ratified and affirmed in all respects. The Borrower confirms that it has no offsets or defenses with respect to its obligations pursuant to the Credit Agreement, as herein modified, and represents that this Modification has been duly authorized, executed and delivered pursuant to all necessary action of the Borrower.

         16. This Modification shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assignors.

         17. This Modification may be executed in counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same instrument.

         18. The Borrower irrevocably (a) acknowledges that this Modification will be accepted by the Lender and performed by the Borrower in the State of Alabama; (b) submits to the jurisdiction of each state or federal court sitting in Jefferson County, Alabama (collectively, the "Courts") over any suit, action or proceeding arising out of or relating to this Modification or any of the other Credit Documents (an "Action"); (c) waives, to the fullest extent permitted by law, any objection or defense that the Borrower may now or hereafter have based on improper venue, lack of personal jurisdiction, inconvenience of forum or any similar matter in any Action brought in any of the Courts; (d) agrees that final judgment in any Action brought in any of the Courts shall be conclusive and binding upon the Borrower and may be enforced in any other court to the jurisdiction of which the Borrower is subject, by a suit upon such judgment; (e) consents to the service of process on the Borrower in any Action by the mailing of a copy thereof by registered or certified mail, postage prepaid, to the Borrower at the Borrower's address designated in or pursuant to Section 7.1; (f) agrees that service in accordance with Section 7.14(e) of the Credit Amendment shall in every respect be effective and binding on the Borrower to the same extent as though served on the Borrower in person by a person duly authorized to serve such process; and (g) AGREES THAT THE PROVISIONS OF THIS PARAGRAPH, EVEN IF FOUND NOT TO BE STRICTLY ENFORCEABLE BY ANY COURT, SHALL CONSTITUTE "FAIR WARNING" TO THE BORROWER THAT THE EXECUTION OF THIS MODIFICATION MAY SUBJECT THE BORROWER TO THE JURISDICTION OF EACH STATE OR FEDERAL COURT SITTING IN JEFFERSON COUNTY, ALABAMA WITH RESPECT TO ANY ACTIONS, AND THAT IT IS FORESEEABLE BY THE BORROWER THAT THE BORROWER MAY BE SUBJECTED TO THE JURISDICTION OF SUCH COURTS AND MAY BE SUED IN THE STATE OF ALABAMA IN ANY ACTIONS. Nothing in this Paragraph shall limit or restrict the Lender's right to serve process or bring Actions in courts otherwise than as herein provided.

         19. The exercise by the Lender of any option given to it under the Credit Agreement shall not constitute a waiver of the right to exercise any other option. No failure or delay on the part of the Lender in exercising any right, power or remedy under the Credit Agreement shall operate as a waiver thereof, nor shall any single or partial exercise

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of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy.

         20. This Modification shall inure to the benefit of and be binding upon the parties hereto and their respective successor and assigns.

         21. Inapplicability or unenforceability of any provisions of this Modification shall not limit or impair the operation or the validity of any other provision of this Modification.

         IN WITNESS WHEREOF, the parties have caused this Modification to be duly executed under seal as of the day and year first above written.

                         BORROWER:
                         WALL STREET DELI, INC.,
                         a Delaware corporation


                         By:            /S/ THOMAS J. SANDEMAN
                            ----------------------------------------------------
                         Printed Name:      Thomas J. Sandeman
                                      ------------------------------------------
                         Its:              CFO
                             ---------------------------------------------------

                                                          [Affix corporate seal]

                         Attest:            /S/ LESLIE CORDOVA
                                ------------------------------------------------
                         Printed Name:        Leslie Cordova
                                      ------------------------------------------
                         Title:         Director of POS Operations
                             ---------------------------------------------------
                                                          [Affix corporate seal]

STATE OF ALABAMA                    )
COUNTY OF JEFFERSON                 )

         I, the undersigned, a Notary Public in and for said County, in said State, hereby certify that Thomas J. Sandeman whose name as CFO of Wall Street Deli, Inc., a Delaware corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, s/he, as such officer and with full authority, executed the same voluntarily on the day the same bears date.

         Given under my hand and official seal, this 7th day of November, 2000.

                                        /S/ DENISE MITCHELL
                                    --------------------------------------
                                    Notary Public
                                    My commission expires:    Feb. 4, 2004
                                                          ----------------
[SEAL]

                           LENDER:
                           AMSOUTH BANK,
                           an Alabama banking corporation
                           By:             /S/ DARLENE E. CHANDLER
                              --------------------------------------------------
                           Printed Name:     Darlene E. Chandler
                                        ----------------------------------------
                           Title:         Vice President
                                 -----------------------------------------------

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STATE OF ALABAMA                    )
COUNTY OF JEFFERSON                 )

         I, the undersigned, a Notary Public in and for said County, in said State, hereby certify Darlene E. Chandler whose name as Vice President of AmSouth Bank, an Alabama banking corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, s/he, as such officer and with full authority, executed the same voluntarily on the day the same bears date.

         Given under my hand and official seal, this 10th day of November, 2000.


                                                /S/ JOEL A. PRICE, JR.
                                           ----------------------------------
                                           Notary Public
                                           My commission expires:    12-19-01
                                                                 ------------
[SEAL]


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